EXECUTION VERSION

CARRY AGREEMENT

This Carry Agreement (this “Agreement”), dated as of April 16, 2012, but effective as of January 1, 2012 (the “Effective Date”), is between American Eagle Energy Corporation, a Nevada corporation (“AEEC”), and American Eagle Energy Inc., a Nevada corporation (“AEEI” and together with AEEC, “AEE”), each of whose address is 2549 W. Main Street, Suite 202, Littleton, Colorado 80120, and NextEra Energy Gas Producing, LLC, a Delaware limited liability company (“NEGP”), whose address is 601 Travis Street, Suite 1900, Houston, Texas 77002. AEE and NEGP are sometimes referred to herein as a “Party” or the “Parties.”

RECITALS

A.           AEE and NEGP jointly own leasehold and mineral interests in certain lands located in Divide County, North Dakota, as more fully set forth in Exhibit A (the “Property”).

B.           NEGP desires to facilitate the further development of and production from the Property by paying certain of the Costs of Drilling and Completing (defined below) incurred by AEE associated with the Drilling and Completion of six Carry Wells (defined below), in exchange for certain Earned Wellbore Interests (defined below), or payments attributable to the proceeds from such Earned Wellbore Interests, as provided herein.

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NEGP and AEE agree as follows:

ARTICLE 1

DEFINED TERMS

1.1         As used herein the terms “AEEC,” “AEEI,” “AEE,” “Agreement,” “Effective Date,” “NEGP,” “Party,” “Parties” and “Property” shall have the meanings assigned thereto above, and the following terms shall have the following meanings:

“AEE Carried Interest” means the working interest of AEE in a Carry Well that is carried by NEGP in accordance with Section 2.2 of this Agreement, but subject to the limitations to such carry contained within this Agreement.

“AEE Carry Costs” means, with respect to a Carry Well, all Costs of Drilling and Completing such Carry Well that are attributable to the AEE Carried Interest and that are actually paid by NEGP.

“AEE Proceeds of Production” means, with respect to a Carry Well, the proceeds attributable to an Earned Wellbore Interest (including any Earned Wellbore Interest that is part of an executed and recorded Wellbore Assignment from AEE to NEGP) from the sale of the Hydrocarbons produced from such Carry Well, after deducting all applicable ad valorem, severance and excise taxes, lease operating expenses, royalty, overriding royalty, production payment, net profits interest and other non-cost bearing burdens.

“Approved Drilling Locations” means the undeveloped drilling locations identified in the Drilling Schedule.

“Business Days” means any day other than a Saturday, Sunday or a day on which national banks are allowed by the Federal Reserve to be closed; and “days,” without further qualification, means calendar days.

“Carry Cap” has the meaning assigned thereto in Section 2.2.

“Carry Obligation” has the meaning assigned thereto in Section 2.2.

“Carry Well” has the meaning assigned thereto in Section 2.1.

“Carry Well AFE” means, with respect to a Carry Well, an Authorization for Expenditure identifying such well as a Carry Well and setting forth AEE’s best estimate of the total Costs of Drilling and Completing such Carry Well, together with a specific description of the surface location, a wellbore diagram and a calculation of the Costs of Drilling and Completing such Carry Well.

“Commencement Date” means, with respect to a Carry Well, 7:00 a.m. of the first day on which Hydrocarbons are first sold from such Carry Well after such Carry Well has been Drilled and Completed.

“Costs of Drilling and Completing” means, with respect to a Carry Well, all costs and expenses arising out of or related to the Drilling and Completing of such Carry Well.

“Drill and Complete” means with respect to a Carry Well, the conducting of all operations and activities for and related to the drilling, completion, equipping, and tying in such well, and any other operations or activities with respect to such Carry Well prior to achieving commercial production from such Carry Well, together with all services, equipment, materials and supplies, and labor and overhead associated therewith, including constructing and upgrading access roads, obtaining and preparing the location, obtaining permits and title opinions, obtaining drilling contractor services and consultants necessary for the drilling of such Carry Well, obtaining mud chemicals, pipe and supplies, moving in, rigging up, drilling, logging and testing, setting casing, perforating, cementing, conducting fracture stimulation and the drilling out of frac plugs, installing the wellhead, well equipment, pump jack and other pumps, Christmas tree, valves and tubing, and other activities necessary prior to marketing production from such Carry Well; but shall not include the following costs (referred to herein as “Joint Costs”): (i) any activities related to construction of a gathering system, (ii) the conducting of all operations and activities for and related to the Plugging and Abandoning of the Carry Well in the event of a dry hole or for any other reason or (iii) sidetracking or deepening a Carry Well or recompleting a Carry Well in a different zone, in each case prior to the Commencement Date for such Carry Well, unless agreed to pursuant to Section 2.1(d). “Drilling and Completing” and other derivatives of the phrase “Drill and Complete” shall be construed accordingly.

“Drilling Schedule” means the drilling schedule set forth in Exhibit B.

“Earned Wellbore Interest” means the following undivided percentages of AEE’s right, title and interest in and to: (1) the applicable Carry Well and associated wellbore and all Hydrocarbons and other substances produced therewith, (2) all equipment, and other personal property and fixtures associated with such Carry Well, and (3) the oil and gas leases described in Exhibit A insofar and only insofar as such leases cover the right to produce from the wellbore of such Carry Well:

(a)          from the Commencement Date for such Carry Well until the earlier of Payout for such Carry Well or the first anniversary of the Commencement Date for such Carry Well, an undivided 50%;

(b)          from the first anniversary of the Commencement Date for such Carry Well until the earlier of Payout for such Carry Well or the second anniversary of the Commencement Date for such Carry Well, (i) an undivided 50% of AEE’s remaining interest, if a Wellbore Assignment has previously been delivered to NEGP relating to such Carry Well or (ii) an undivided 75% if a Wellbore Assignment has not been previously delivered to NEGP relating to such Carry Well; and

(c)          from the second anniversary of the Commencement Date for such Carry Well until Payout for such Carry Well, an undivided 100%.

“Governmental Authority” means any federal, state, local, tribal or foreign government, court of competent jurisdiction, administrative or regulatory body, agency, bureau, commission, governing body of any national securities exchange or other governmental authority or instrumentality in any domestic or foreign jurisdiction, and any division of any of the foregoing.

“Hydrocarbons” means oil, gas, well gas, casinghead gas, condensate, and all components of any of them (including liquids and products produced from any of them).

“Joint Operating Agreement” means that certain A.A.P.L. Form 610 – 1989 Model Form Operating Agreement, dated May 1, 2011, covering the Properties, among the Parties.

“Law” means any federal, state, local, tribal, foreign, or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, proclamation, treaty, convention, order, rule, regulation or decree, whether legislative, municipal, administrative, or judicial in nature, enacted, adopted, passed, promulgated, made, or put into effect by or under the authority of any Governmental Authority, including those relating to health, safety or the environment.

“NEGP Earned Percentage” means, as of a certain date following the Commencement Date, with respect to a Carry Well, 12% of the AEE Carry Costs for such Carry Well.

“NEGP Total Costs” means, as of a certain date following the Commencement Date, with respect to a Carry Well, the total Costs of Drilling and Completing such Carry Well that were actually paid by NEGP (including the NEGP Working Interest share of the Costs of Drilling and Completing such Carry Well actually paid by NEGP and any AEE Carry Costs for such Carry Well).

“NEGP Total Payout” means, as of a certain date following the Commencement Date, with respect to a Carry Well, the AEE Carry Costs for such Carry Well plus the NEGP Earned Percentage for such Carry Well.

“NEGP Working Interest” means the working interest of NEGP in a Carry Well, but excluding, if applicable, any AEE Carried Interest or Earned Wellbore Interest (and including in such exclusion any working interest in such Carry Well included in an executed and recorded Wellbore Assignment from AEE to NEGP pursuant to an Earned Wellbore Interest).

“Payout” means, with respect to any Carry Well, either (I) 7:00 a.m. on the day upon which the AEE Proceeds of Production attributable to such Carry Well equal the NEGP Total Payout for such Carry Well; or (II) 7:00 a.m. of the day upon which AEE has paid the Prepayment Amount to NEGP for such Carry Well in accordance with Section 2.7.

“Person” means any individual, governmental agency, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or other entity or organization of any kind and shall include all Governmental Authorities.

“Plug and Abandon” means all steps necessary or appropriate to plugging and abandonment obligations that are required by law, contract or good oil field practice, including all surface and subsurface restoration (including any re-vegetation), the removal and disposal of all facilities and materials, the capping of wells, burying of all flow lines, complying with all applicable bonding requirements and filing all reports and notices. “Plugged and Abandoned,” “Plugging and Abandoning” and other derivatives of the phrase “Plug and Abandon” shall be construed accordingly.

“Prepayment Amount” means, as of a certain date following the Commencement Date, with respect to a Carry Well, the greater of (I) the NEGP Total Payout for such Carry Well minus the AEE Proceeds of Production for such Carry Well, or (II) zero.

“Term” has the meaning assigned thereto in Section 6.1.

“Third Party” means any Person that is (I) not a Party to this Agreement or (II) not a Person that received an assignment of this Agreement that was made in accordance with its terms.

“Wellbore Assignment” means an assignment substantially in the form of Exhibit C.

ARTICLE 2
CARRY AND PAYMENT

2.1         Drilling of Carry Wells.

(a)          AEE shall Drill and Complete six oil and gas wells (each a “Carry Well”) in which NEGP shall participate pursuant to the terms of this Agreement, at the Approved Drilling Locations within the Property. AEE shall use commercially reasonable efforts to drill the Carry Wells in the order set forth in the Drilling Schedule and within one year from the Effective Date; provided AEE may drill a Carry Well in a different order from time to time if AEE deems, in its good faith judgment (and with prior notice to NEGP), such a variation is necessary or prudent due to a change in circumstances affecting conduct, timing or costs of drilling operations. If AEE does not commence operations to Drill and Complete a certain Carry Well within one year from the Effective Date, notwithstanding anything to the contrary in this Agreement, NEGP shall not be required to participate in, or pay any Costs of Drilling and Completing with respect to, such Carry Well and the Carry Obligation (as hereinafter defined) for such Carry Well shall cease to apply.

(b)          If AEE is unable to secure any permits from a Governmental Authority, or any consents from a Third Party, required for AEE to perform any of its obligations hereunder, with respect to any particular Carry Well (including any permits required for the drilling or operation of any Carry Wells, and any consents required to transfer the properties, rights and interests earned by NEGP hereunder), AEE shall use commercially reasonable efforts to locate an alternate drilling location (which alternate drilling location shall not already be an Approved Drilling Location and which location is acceptable to NEGP). If AEE is not able to locate such an alternate drilling location, or NEGP does not agree with such alternate drilling location, notwithstanding anything to the contrary in this Agreement, AEE shall not be required to drill, and NEGP shall not be required to participate in, or pay any Costs of Drilling and Completing with respect to, such Carry Well and the Carry Obligation for such Carry Well shall cease to apply.

(c)          AEE shall Drill and Complete each Carry Well with due diligence, reasonable dispatch and in accordance with good oil field practice and all applicable Laws. Furthermore, if AEE is unable to act as operator with respect to the drilling and completion of a Carry Well, then NEGP shall not be required to participate in, or pay any Costs of Drilling and Completing with respect to, such Carry Well and the Carry Obligation for such Carry Well shall cease to apply.

(d)          NEGP shall not be required to pay the Carry Obligation for any Carry Well with respect to any operation to sidetrack or deepen such Carry Well, or to recomplete such Carry Well in a shallower zone, unless NEGP elects, at its sole discretion, to participate in such operation under the Joint Operating Agreement, in which case, if AEE also elects to participate in such operation, the Carry Obligation shall apply to such operation.

2.2         Costs of Carry Wells. NEGP agrees to be responsible for and pay 100% of AEE’s share of the Costs of Drilling and Completing each Carry Well Drilled and Completed hereunder (with respect to each Carry Well, the “Carry Obligation”); provided that (i) the Carry Obligation with respect to each Carry Well shall be capped when the NEGP Total Costs for such Carry Well reach 120% of the NEGP Total Costs as estimated in the Carry Well AFE costs for the applicable Carry Well (the “Carry Cap”), (ii) all Costs of Drilling and Completing such Carry Well above such Carry Cap shall be borne by each Party in accordance with its actual working interest in the applicable Carry Well; (iii) all other costs associated with such Carry Well that are not Costs of Drilling and Completing such Carry Well, including all lease operating expenses for such Carry Well, all costs associated with such Carry Well that are incurred after the Commencement Date for such Carry Well and, if applicable, any Joint Costs for such Carry Well, shall be borne by each Party in accordance with its working interest in the applicable Carry Well, in each case notwithstanding any Earned Wellbore Interest in favor of NEGP and/or any Wellbore Assignment from AEE to NEGP pursuant to an Earned Wellbore Interest; (iv) if any working interest owner other than the Parties does not consent to operations related to any Carry Well, any costs relating to the non-consenting working interest owner’s share shall not be subject to the carry and shall be borne by each Party in proportion to its working interest share in such Carry Well, notwithstanding any Earned Wellbore Interest in favor of NEGP and/or any Wellbore Assignment from AEE to NEGP pursuant to an Earned Wellbore Interest; and (v) the Carry Obligation shall not extend to any Third Parties participating in such Carry Well. For the avoidance of doubt, NEGP shall pay its share of costs associated with the NEGP Working Interest Share in each Carry Well in accordance with the Joint Operating Agreement.

2.3         Payment of Costs of Drilling and Completing each Carry Well.

(a)          AEE shall provide NEGP with a Carry Well AFE for each Carry Well at least 20 Business Days prior to the anticipated spud date for such Carry Well. In connection with any Carry Well AFE, AEE agrees to provide any additional information regarding the Carry Well that is reasonably requested by NEGP.

(b)          Subject to Section 2.2, NEGP shall pay AEE, in its capacity as operator of such Carry Well, the AEE Carried Interest share and the NEGP Working Interest share of the Costs of Drilling and Completing each Carry Well within 10 Business Days following receipt of a (i) Carry Well AFE, or (ii) any invoice relating to the Costs of Drilling and Completing such Carry Well. Notwithstanding anything to the contrary in Section 2.3(a) or Section 2.3(b), the Parties acknowledge and agree that the Carry Well AFE for the first Carry Well (as set forth in Exhibit B) has been delivered to NEGP prior to the date hereof and, within 10 Business Days of the execution and delivery of this Agreement by both Parties, NEGP shall pay AEE, in its capacity as operator of such Carry Well, the AEE Carried Interest share and the NEGP Working Interest share (to the extent not paid prior to the date hereof) of the Costs of Drilling and Completing such Carry Well, a copy of such Carry Well AFE is attached as Exhibit B-1 hereto.

(c)          In the event NEGP fails to pay any Costs of Drilling and Completing pursuant to Section 2.3(b) and such payment is not disputed by NEGP in accordance with Section 8.19 (or if such non-payment continues following the date of resolution of any such dispute against NEGP, then from such date of resolution), such delinquent amounts shall bear interest until paid at the lesser of 10% per annum or the maximum rate chargeable by Law. If NEGP fails to cure any such nonpayment within 20 days of receiving written notice of default by AEE and such payment is not disputed by NEGP in accordance with Section 8.19 (or if such non-payment continues for 20 days following the date of resolution of any such dispute against NEGP, then after such 20-day time period), AEE may, at its sole discretion and upon notice of election to NEGP, elect any one or more of the following:

(i)          terminate this Agreement;

(ii)         withhold NEGP’s share, if any, of production from any existing Carry Wells and apply proceeds from the sale thereof as an offset against the total delinquent amount due under this Agreement until such time as 100% of the delinquent amounts has been recouped; or

(iii)        pursue any other right or remedy now or hereafter existing at Law or in equity by statute or otherwise, subject to Section 8.14 and Section 8.19.

2.4         Non-Assignment Repayment. For each Carry Well, until the earlier of the date Payout has occurred or the effective date of the first Wellbore Assignment delivered to NEGP pursuant to Section 2.5 for such Carry Well, NEGP shall be entitled to the AEE Proceeds of Production attributable to the Earned Wellbore Interests then applicable pursuant to clauses (a), (b) and (c) of the definition of “Earned Wellbore Interest” with respect to such Carry Well (a “Non-Assignment Repayment”). Payments made pursuant to this Section 2.4 shall be made at the same times and in the same manner as AEE’s payment of royalties relating to such Carry Well. AEE shall provide written notice of the occurrence of Payout with respect to a Carry Well within ten (10) Business Days of such Payout. For the avoidance of doubt, NEGP shall also be entitled to all proceeds of production attributable to the NEGP Working Interest in each Carry Well.

2.5         Wellbore Assignment Option.

(a)          For any Carry Well, at any time following the Commencement Date for such Carry Well until Payout for such Carry Well, NEGP shall have the option, at its sole discretion and in lieu of receiving a Non-Assignment Repayment for a Carry Well, to require AEE to deliver Wellbore Assignment(s) for such Carry Well, as follows (the “Assignment Option”):

(i)          Within 10 Business Days after AEE’s receipt of a written election from NEGP to receive a Wellbore Assignment for such Carry Well, AEE shall execute, acknowledge and deliver to NEGP a Wellbore Assignment conveying the applicable Earned Wellbore Interest for such Carry Well, effective as of the first day of the month following AEE’s receipt of such notice; provided that NEGP shall only have the right to request, and AEE shall only have the obligation to execute, acknowledge and deliver, one Wellbore Assignment for such Carry Well pursuant to this Section 2.5(a)(i).

(ii)         For any Carry Well for which a Wellbore Assignment was delivered pursuant to Section 2.5(a)(i), within 10 Business Days after the first and second anniversaries of the Commencement Date for such Carry Well, as applicable, AEE shall execute, acknowledge and deliver to NEGP a Wellbore Assignment conveying the applicable additional Earned Wellbore Interest for such Carry Well necessary so that NEGP has been assigned the amount of Earned Wellbore Interest provided for in clauses (b) or (c) in the definition of “Earned Wellbore Interest.”

(b)          Each Wellbore Assignment shall be made subject to the terms and conditions of any existing operating agreement and any applicable pooling or communitization agreement with a third party; provided as between AEE and NEGP, in the event of a conflict between the terms and conditions of any existing operating agreement, including the Joint Operating Agreement, or any applicable pooling or communitization agreement, and the terms and conditions of this Agreement (including the terms and conditions with respect to the payment of costs for the Drilling and Completing of wells), this Agreement shall govern.

(c)          Upon the effective date of any Wellbore Assignment by AEE pursuant to Section 2.5(a)(i) AEE shall have no further obligation to deliver, and NEGP shall have no further right to receive, any Non-Assignment Repayment from any Carry Well covered by such Wellbore Assignment, pursuant to Section 2.4 or otherwise, except as NEGP is entitled to production proceeds pursuant to such Wellbore Assignment.

(d)          Notwithstanding any Wellbore Assignment made in accordance with this Section 2.5, AEE shall remain responsible under the Joint Operating Agreement for all working interest expenses set forth in Section 2.2(ii) – (iv) to the extent attributable to the working interest covered by such Wellbore Assignment, provided that NEGP shall be entitled to all AEE Proceeds of Production associated with such assigned interest.

2.6         NEGP Remedies for Non-Payment. In the event AEE fails to pay to NEGP any Non-Assignment Repayment amounts pursuant to Section 2.4 and such payment is not disputed in accordance with Section 8.19 (or if such non-payment continues following the date of resolution of any such dispute against AEE, then from such date of resolution), such delinquent amounts shall bear interest until paid at the lesser of 10% per annum or the maximum rate chargeable by Law. If AEE fails to cure any such nonpayment within 20 days of receiving written notice of default by NEGP or in the event AEE fails to deliver Wellbore Assignment(s) pursuant to Section 2.5 upon written exercise of the Assignment Option, and such payment or assignment is not disputed by AEE in accordance with Section 8.19 (or if such non-payment or failed assignment continues for 20 days following the date of resolution of any such dispute against AEE, then after such 20-day time period), NEGP may, at its sole discretion and upon notice of election to AEE, elect any one or more of the following:

(a)          terminate this Agreement;

(b)          pursue its remedies under the Joint Operating Agreement; or

(c)          pursue any other right or remedy now or hereafter existing at Law or in equity by statute or otherwise, subject to Section 8.14 and Section 8.19.

2.7         Prepayment of Prepayment Amount. At any time following the Commencement Date for a Carry Well, AEE shall have the right, but not the obligation, to prepay the outstanding Prepayment Amount for any Carry Well, in cash delivered by wire transfer of same day funds to NEGP, which, for the avoidance of doubt, shall be deemed to cause “Payout” for such Carry Well, in accordance with the definition of such term.

ARTICLE 3
REASSIGNMENT UPON PAYOUT

3.1         Reassignment. Within 10 Business Days after Payout has occurred for a Carry Well and AEE has provided written notice of such Payout to NEGP, in the event that NEGP has exercised the Assignment Option and received a Wellbore Assignment from AEE in accordance with Section 2.5 for such Carry Well, NEGP shall execute, acknowledge and deliver to AEE a Wellbore Assignment conveying to AEE 100% of the right, title and interest in such Carry Well that NEGP obtained pursuant to any such Wellbore Assignment covering such Carry Well, effective as of the first day of the month following Payout for such Carry Well, and such Wellbore Assignment shall contain a special warranty of title as set forth in Exhibit C.

3.2         Amounts in Excess of Payout. AEE shall be entitled to all proceeds of production attributable to the Earned Wellbore Interests for a Carry Well following Payout for such Carry Well. In the event that NEGP shall receive any proceeds from such Carry Well to which AEE is entitled under this Agreement, then NEGP shall promptly forward any such proceeds to AEE.

ARTICLE 4
AEE’S REPRESENTATIONS AND WARRANTIES

Each of AEEC and AEEI makes the following representations and warranties as of the Effective Date, as of the date of delivery of each Carry Well AFE and as of the date of delivery of each Wellbore Assignment to NEGP:

4.1         Organization and Standing. Each of AEEC and AEEI represents that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to carry on its business in the State where the Property is located.

4.2         Power. AEE has all requisite power and authority to carry on its business as presently conducted. The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not violate, or be in conflict with, any provision of such entity’s governing documents, or any provision of any agreement or instrument to which such entity is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to such entity.

4.3         Authorization and Enforceability. This Agreement constitutes AEE’s legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at Law.

4.4         Liability for Brokers’ Fees. AEE has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which NEGP shall have any responsibility whatsoever.

4.5         No Bankruptcy. There are no bankruptcy proceedings pending, being contemplated by or, threatened against AEE.

4.6         Qualified to Hold and Operate Carry Wells. AEE is qualified under all applicable Laws to own the Carry Wells, and AEE is qualified under all applicable Laws to operate the Carry Wells.

4.7         Litigation. There is no suit, action, arbitration proceeding, or legal, administrative or other proceeding pending against AEE or otherwise affecting the Carry Wells that might (a) result in impairment or loss of AEE’s title to any part of the Carry Wells, (b) hinder or impede AEE’s ownership or operation of the Carry Wells, or (c) hinder or impede the ability of AEE to consummate the transactions contemplated hereby; nor, to AEE’s knowledge, is any such proceeding threatened.

4.8         Compliance with Law. AEE has not received a written notice of any violation of any Law, or any judgment, decree or order of any court, applicable to the Carry Wells, which remains uncured.

4.9         Title. (a) The Carry Wells are not subject to or burdened by any lien, security interest, mortgage, deed of trust or other encumbrance arising by, through or under AEE, and (b) AEE has not created or assigned to any third party any overriding royalty, production payment, net profits, interest or other non-cost bearing interest that would cause AEE’s net revenue interest in any Carry Well to be less than the net revenue interest for such Carry Well set forth in Exhibit A hereto.

4.10        Environmental. All material permits or other governmental authorizations required under any environmental Law in connection with the ownership or operation of the portion of the Property owned by AEE have been obtained and are in full force and effect, and, to AEE’s knowledge, the portion of the Property owned by AEE is currently in material compliance therewith. AEE does not have any knowledge of any release, disposal, event, condition, circumstance, activity, practice or incident concerning any land, facility, asset or property included in the portion of the Property owned by AEE or the lands covered thereby that would reasonably be expected to interfere with or prevent the ability of the portion of the Property owned by AEE to be owned and operated in compliance with all applicable environmental Laws

4.11        Foreign Person. Neither AEEC nor AEEI a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

4.12        Hydrocarbon Sales. The Property and the Carry Wells are not subject to any hydrocarbon sales contracts, production payments or other forward-sales contracts that are not listed on Schedule 4.12 attached hereto or that have not been disclosed to NEGP in writing pursuant to Section 8.3.

ARTICLE 5
NEGP’S REPRESENTATIONS AND WARRANTIES

NEGP makes the following representations and warranties as of the Effective Date, as of the date of each payment of Costs of Drilling and Completing and as of the date of delivery of each Wellbore Assignment to AEE:

5.1          Organization and Standing. NEGP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to carry on its business in the State where the Property is located.

5.2          Power. NEGP has all requisite power and authority to carry on its business as presently conducted. The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not violate, or be in conflict with, any material provision of NEGP’s governing documents, or any material provision of any agreement or instrument to which NEGP is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to NEGP.

5.3           Authorization and Enforceability. This Agreement constitutes NEGP’s legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at Law.

5.4           Liability for Brokers’ Fees. NEGP has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which AEE shall have any responsibility whatsoever.

5.5           NEGP’s Evaluation. NEGP is not acquiring the Earned Wellbore Interests for sale in connection with any distribution thereof or any other security related thereto within the meaning of Securities Act of 1933, as amended. NEGP is an experienced and knowledgeable investor in the oil and gas business. NEGP has been advised by and has relied solely upon its own expertise in legal, tax and other professional counsel concerning the transaction contemplated by this Agreement, the Property and the value thereof. NEGP (a) is familiar with investments of the nature of the Earned Wellbore Interests, (b) understands that this investment involves substantial risks, (c) has adequately investigated the Earned Wellbore Interests, (d) has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in an investment in the Earned Wellbore Interests, and (e) is able to bear the economic risks of such investment. NEGP has had the opportunity to visit with AEE and meet with its officers and other representatives to discuss the Property, has received all materials, documents and other information that NEGP deems necessary or advisable to evaluate an investment in the Earned Wellbore Interests, and has made its own independent examination, investigation, analysis and evaluation of an investment in the Earned Wellbore Interests, including its own estimate of the value of the Earned Wellbore Interests. NEGP has undertaken such due diligence as NEGP deems adequate.

5.6           Qualified to Hold the Property. NEGP is eligible under all applicable Laws to own the Property.

5.7           Foreign Person. NEGP is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

ARTICLE 6
TERM

6.1           Term. The “Term” of this Agreement shall begin on the Effective Date and, unless earlier terminated by mutual written consent of the Parties or by AEE pursuant to Section 2.3(c)(i) or NEGP pursuant to Section 2.6, shall continue until such time as Payout has occurred for all Carry Wells and, if applicable, NEGP has reassigned any Earned Wellbore Interests assigned to NEGP pursuant to the Assignment Option to AEE pursuant to Section 3.1.

ARTICLE 7

JOINT OPERATING AGREEMENT

7.1           Proposal of Operations. Notwithstanding anything to the contrary in the Joint Operating Agreement, NEGP shall not propose any operation on the Property for the drilling of any well other than the six Carry Wells under the Joint Operating Agreement until at least 90 days from the time that all six Carry Wells have been Drilled and Completed.

ARTICLE 8

MISCELLANEOUS

8.1           Exhibits. The Exhibits to this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

8.2           Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by NEGP or AEE in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring such fees, costs or expenses, including engineering, land, title, legal and accounting fees, costs and expenses.

8.3           Notices. All notices and other communications under this Agreement shall be in writing and delivered (a) personally, (b) by registered or certified mail with postage prepaid, and return receipt requested, (c) by nationally recognized commercial overnight courier service with charges prepaid, or (d) by facsimile transmission, directed to the intended recipient as follows:

If to AEE:

 c/o American Eagle Energy Corporation

 2549 W. Main Street, Suite 202

 Littleton, Colorado 80120

 Attn: Brad Colby

 Telephone: (303) 798-5235

 Facsimile: (303) 798-5767

If to NEGP:

 [*]

with a copy to:

 [*].

A notice or other communication shall be deemed delivered on the earlier to occur of (i) its actual receipt, (ii) the fifth Business Day following its deposit in registered or certified mail, with postage prepaid and return receipt requested, (iii) the first Business Day following its deposit with a nationally recognized commercial overnight courier service, with charges prepaid, or (iv) the date it is sent by confirmed facsimile transmission (if sent before 5:00 p.m. local time of the receiving party on a Business Day) or the next Business Day (if sent after 5:00 p.m. of such local time or sent on a day that is not a Business Day). Any Party may change the address to which notices and other communications hereunder can be delivered by giving the other Party notice in the manner herein set forth.

.[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.4           Amendments. Except for waivers specifically provided for in this Agreement, this Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

8.5           Headings. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

8.6           Counterparts; Fax Signatures. The Parties may execute this Agreement in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one instrument. This Agreement shall become operative when each Party has executed and delivered at least one counterpart. This Agreement may be delivered by facsimile or similar transmission, and a facsimile or similar transmission evidencing execution shall be effective as a valid and binding agreement between the Parties for all purposes.

8.7           Governing Law; Venue; Wavier of Jury Trial. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of North Dakota, without regard to its conflicts of laws rules. The Parties hereby consent to personal jurisdiction in the State of Colorado for any action arising out of this Agreement or the transactions contemplated hereby. Subject to Section 8.19, all actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to, or from this Agreement or the transactions contemplated hereby shall be exclusively litigated in the Federal courts for the District of Colorado located in the City and County of Denver, Colorado; provided that, to the extent that such courts refuse to exercise jurisdiction hereunder, the Parties agree that jurisdiction shall be proper in any court in which jurisdiction may be obtained. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

8.8           Entire Agreement. This Agreement constitutes the entire understanding among the Parties, their respective partners, members, trustees, shareholders, officers, directors and employees with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

8.9           Relationship of the Parties. This Agreement is not intended to create, and shall not be construed to create, an association for profit, a trust, a joint venture, a mining partnership or other relationship of partnership, or entity of any kind between the Parties that would render either Party liable for the actions of the other Party. Neither Party shall have any right, power or authority to act, or create any duty or obligation, express or implied, on behalf of any other Party, or to hold itself out as a representative or agent of the other Party. For every purpose the Parties understand and agree that the liabilities of the Parties shall be several, not joint or collective, and that each Party shall be solely responsible for its own obligations.

8.10         Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties, and their respective successors and assigns.

8.11         Survival. The representations, warranties, indemnities and covenants contained in this Agreement shall survive indefinitely; provided that any representation with regards to AEE’s title to each Carry Well shall terminate as of the date a Wellbore Assignment is delivered for such Carry Well and shall be superseded by the title representation set forth in such Wellbore Assignment; provided further, that the representations and warranties of the AEE set forth in Sections 4.6 through 4.12 shall terminate one year after the end of the Term.

8.12         No Third-Party Beneficiaries. This Agreement is intended only to benefit the Parties and their respective permitted successors and assigns.

8.13         Waiver. The waiver or failure of any Party to enforce any provision of this Agreement shall not be construed or operate as a waiver of any further breach of such provision or of any other provision of this Agreement.

8.14         Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EACH PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR DIRECT DAMAGES ONLY, AND IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY, ANY SUCCESSORS IN INTEREST OR ANY BENEFICIARY OR ASSIGNEE OF THIS AGREEMENT FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ANY BREACH HEREOF. THIS SECTION 8.14 SHALL APPLY NOTWITHSTANDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR RESPONSIBILITY OF THE PARTY WHOSE LIABILITY IS WAIVED BY THIS PROVISION, OR ANY OTHER EVENT OR CONDITION, WHETHER ANTICIPATED OR UNANTICIPATED, AND REGARDLESS OF WHETHER PRE-EXISTING PRIOR TO THE DATE OF THIS AGREEMENT.

8.15         Assignment. No Party may assign any or all of its rights under this Agreement without the prior written consent of the other Party; provided NEGP may assign this Agreement to an affiliate of NEGP that also receives an assignment of all of NEGP’s interest in the Property and expressly assumes NEGP’s obligations under this Agreement and the Joint Operating Agreement, without the prior written consent of AEE.

8.16       Severability. It is the intent of the Parties that the provisions contained in this Agreement shall be severable. Should any provisions, in whole or in part, be held invalid as a matter of law, such holding shall not affect the other portions of this Agreement, and such portions that are not invalid shall be given effect without the invalid portion.

8.17       Confidentiality. The Parties agree that the provisions of this Agreement shall be kept confidential and except as and to the extent required by Law, neither NEGP nor AEE will make, directly or indirectly, any public announcement or statement with respect to a transaction between the Parties, or any of the terms, conditions, or other aspects of this Agreement or the transaction contemplated thereby, without the prior written consent of the other, which consent shall not be unreasonably withheld. Except as and to the extent required by Law, AEE shall not make any public announcement or statement containing the name or identity of NEGP. To the extent any Party is required by Law to disclose any information regarding this Agreement, or the name or identity of NEGP, such Party shall inform the other Party at least two (2) full Business Days in advance of all such disclosures by the disclosing Party.

8.18       References, Titles and Construction. All references in this Agreement to Exhibits, Schedules, Sections, and other subdivisions refer to the Exhibits, Schedules, Sections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles and headings appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words “this Agreement,” “herein,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this Section” and “this Subsection” and similar phrases refer only to the Sections or Subsections hereof in which the phrase occurs. The word “or” is not exclusive, and “including” (and its various derivatives), means “including without limitation.” Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender. Words in the singular form shall be construed to include the plural and words in the plural form shall be construed to include the singular, unless the context otherwise requires. In the event an ambiguity or question of intent or interpretation of this Agreement arises, this Agreement shall be construed as if jointly drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party as a result of authorship or drafting of any provision of this Agreement.

8.19       Dispute Resolution.

(a)          Unless otherwise specified in this Agreement, all disputes arising under this Agreement between the Parties, including any such disputes related to the interpretation of this Agreement (a “Dispute”), must be resolved in accordance with this Section 8.19, through the use of binding arbitration administered by a panel of three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code).

(b)          In the event of a Dispute, the Parties shall use their reasonable efforts to resolve such Dispute through negotiations between (i) senior executives of the applicable Parties, or (ii) delegated project managers of the applicable Parties with authority to resolve the applicable Dispute.

(c)          If, after thirty (30) days following commencement of negotiations by initial notice of a Party of intent to negotiate a Dispute in accordance with Section 8.19(b), the Parties have been unable to resolve the applicable Dispute through such negotiation, arbitration of a Dispute may be initiated by a Party (a “Claimant”) serving written notice on the AAA and the other Party (“Respondent”) that the Claimant has referred the Dispute to binding arbitration. Claimant’s notice initiating binding arbitration must describe in reasonable detail the nature of the Dispute and the facts and circumstances relating thereto and identify the arbitrator Claimant has appointed. Respondent shall respond to Claimant within thirty (30) days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. All arbitrators must be neutral parties who have never been officers, directors or employees of the Parties or any of their affiliates, and who have not performed any work for either of the Parties or its affiliates within the preceding ten (10) year period. Arbitrators must have not less than seven (7) years of experience as a lawyer in the energy industry with experience in exploration and production issues. The two (2) arbitrators so chosen shall select a third arbitrator within thirty (30) days after the second arbitrator has been appointed. If either the Respondent fails to name its Party-appointed arbitrator within the time permitted, or if the two (2) arbitrators are unable to agree on a third arbitrator within thirty (30) days from the date the second arbitrator has been appointed, then the missing arbitrator(s) shall be selected by the AAA from its Large, Complex Commercial Case Panel or the Center for Public Resources Panel of Distinguished Neutrals, giving due regard to the selection criteria set forth above. The AAA shall select the missing arbitrator(s) not later than ninety (90) days from initiation of arbitration.

(d)          The hearing shall be conducted in Denver, Colorado.

(e)          The arbitrators may not grant or award indirect, consequential, punitive or exemplary damages.

(f)           In any action under this Agreement, the arbitration and court costs and attorneys’ fees of the Parties shall be borne in the manner determined by the arbitrators.

[signatures on next page]

The Parties have executed this Agreement effective as of the Effective Date.

AMERICAN EAGLE ENERGY CORPORATION

By:	/s/ Brad Colby
Name:	Brad Colby
Title:	President

AMERICAN EAGLE ENERGY INC.

By:	/s/ Thomas G. Lantz
Name:	Thomas G. Lantz
Title:	Chief Operating Officer

NEXTERA ENERGY GAS PRODUCING, LLC

By:	/s/ Lawrence A. Wall, Jr.
Name:	Lawrence A. Wall, Jr.
Title:	President

SIGNATURE PAGE TO CARRY AGREEMENT

EXHIBIT A

PROPERTY

A-1

EXHIBIT B

DRILLING SCHEDULE

				WELL LOCATION			SPACING UNIT
WELL #	WELL NAME	SECTION	TOWNSHIP	RANGE	COUNTY	STATE	SIZE
1	CHRISTIANSON 15-12-163-101	1 & 12	T163N	R101W	DIVIDE	ND	1279.36
2	CODY 15-11-163-101	2 & 11	T163N	R101W	DIVIDE	ND	1278.40
3	COPLAN 1-3-163-101	3 & 10	T163N	R101W	DIVIDE	ND	1277.60
4	TBD	4 & 9	T163N	R101W	DIVIDE	ND	1277.20
5	TBD	28 & 33	T164N	R101W	DIVIDE	ND	785.91
6	TBD	26 & 35	T164N	R101W	DIVIDE	ND	725.91

B-1

EXHIBIT B-1

FIRST CARRY WELL AFE

B-1-1

EXHIBIT C

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

This Assignment, Bill of Sale and Conveyance (this “Assignment”) dated as of [], 20[], is from American Eagle Energy Corporation, a Nevada corporation (“AEEC”), and American Eagle Energy Inc., a Nevada corporation (“AEEI” and together with AEEC, “Assignor”), each of whose address is 2549 W. Main Street, Suite 202, Littleton, Colorado 80120, to NextEra Energy Gas Producing, LLC, a Delaware limited liability company, whose address is 601 Travis Street, Suite 1900, Houston, Texas 77002 (“Assignee”).

For Ten Dollars and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Assignor does hereby grant, bargain, sell, convey, assign, transfer, set over and deliver to Assignee an undivided []% of Assignor’s right, title and interest in and to the following (collectively, the “Assets”): (1) the [] Well, located in the [] of Section [], T. [], R. [], Divide County, North Dakota, as further described on Exhibit A (the “Well”), (2) the associated wellbore and all oil, gas, well gas, casinghead gas, condensate, and all components of any of them (including liquids and products produced from any of them) and other substances produced from the Well, (3) the oil and gas leases described in Exhibit A insofar and only insofar as such leases cover the right to produce from the wellbore of the Well, and (4) all equipment, and other personal property and fixtures associated with the Well.

TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, forever, subject to the following terms and conditions.

This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

Assignor, for itself and its successors, does covenant and agree that it will WARRANT and DEFEND title to the Assets unto Assignee, its successors and assigns, against all persons claiming or to claim the whole or any part thereof, by, through or under Assignor, but not otherwise, and hereby warrants with respect to the Assets assigned by it that (i) title to such Assets is free and clear of all liens, claims, security interests, mortgages, charges and encumbrances arising by, through or under Assignor, but not otherwise; and (ii) Assignor has not created or assigned any overriding royalty, production payment, net profits interest or other non-cost bearing interest that would cause Assignor’s net revenue interest in the Well to be less than the net revenue interest for the Well set forth on Exhibit A. Assignee shall be and is hereby subrogated to all covenants and warranties of title by parties heretofore given or made to Assignor or its predecessors in title in respect of any of the Assets. EXCEPT AS EXPRESSLY SET FORTH IN THE PRECEDING SENTENCES OF THIS PARAGRAPH, THIS ASSIGNMENT IS MADE WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS, IMPLIED OR STATUTORY.

At the request of Assignee but without further consideration, Assignor shall execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and take such other actions as Assignee reasonably may request to more effectively assign title to the Assets to Assignee or put Assignee in possession of the Assets. If any of the Assets are incorrectly described, the description shall be corrected upon proof of the proper description.

C-1

This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

This Assignment may be executed in several counterparts and all of such counterparts together shall constitute one and the same instrument.

[Signature Pages Follow]

C-2

This Assignment has been executed by the parties hereto effective as of 7:00 a.m., Mountain Time, on [], 20[].

ASSIGNOR:

AMERICAN EAGLE ENERGY CORPORATION

By:
Name:	Brad Colby
Title:	President

AMERICAN EAGLE ENERGY INC.

By:
Name:	Thomas G. Lantz
Title:	Chief Operating Officer

ASSIGNEE:

NEXTERA ENERGY GAS PRODUCING, LLC

By:
Name:	Lawrence A. Wall, Jr.
Title:	President

C-3

STATE OF	)
	)	ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this _____ day of [], 20[], by Brad Colby as President of American Eagle Energy Corporation, a Nevada corporation, on behalf of the corporation.

Notary Public

Serial number, if any

(Seal, if any)

STATE OF	)
	)	ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this _____ day of [], 20[], by Thomas G. Lantz as Chief Operating Officer of American Eagle Energy Inc., a Nevada corporation, on behalf of the corporation.

Notary Public

Serial number, if any

(Seal, if any)

C-4

STATE OF	)
	)	ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this _____ day of [], 20[], by Lawrence A. Wall, Jr. as President of NextEra Energy Gas Producing, LLC, a Delaware limited liability company, on behalf of the limited liability company.

Notary Public

Serial number, if any

(Seal, if any)

C-5

SCHEDULE 4.12

HYDROCARBON SALES CONTRACTS

None.

S.4.12-1